Vocus Announces Record Results for Fourth Quarter and Full Year 2008
Company Achieves 33% Revenue Growth and 38% Free Cash Flow Growth for 2008

LANHAM, MD: February 3, 2009 — Vocus, Inc. (NASDAQ: VOCS), a leading provider of on-demand software for public relations management, announced today financial results for the fourth quarter and full year ended December 31, 2008.

“I’m very pleased to report another successful quarter as we achieved record revenue and operating income for both the fourth quarter and full year 2008,” said Rick Rudman, President and CEO of Vocus, Inc. “In addition to exceeding our financial objectives for 2008 we created a foundation for continued growth and success through the expansion of our direct sales organization and a greater commitment to delivering highly effective PR solutions to the small business market.”

Financial Highlights

Fourth Quarter

•	Revenues were $20.62 million, a 26% increase over the same period last year and a 3% increase over the prior quarter. The fourth quarter of 2008 represents the 38th consecutive quarter of revenue growth for the Company;

•	GAAP income from operations was $663,000, compared to $34,000 for the same period last year. GAAP net income was $1.45 million, or $0.08 per diluted share, compared to $525,000, or $0.03 per diluted share, for the same period last year;

•	Non-GAAP income from operations was $3.98 million, compared to $2.27 million for the same period last year. Non-GAAP net income was $4.51 million, or $0.23 per diluted share, compared to $2.76 million, or $0.14 per diluted share, for the same period last year. See Other Supplemental Information for further discussion of non-GAAP measures.

Full Year 2008

•	Revenues were $77.52 million, a 33% increase over the prior year;

•	GAAP loss from operations was $300,000 compared to a loss of $821,000 for the same period last year. GAAP net income was $6.93 million, or $0.37 per diluted share, compared to $999,000, or $0.05 per diluted share, for the same period last year;

•	Non-GAAP income from operations was $13.51 million, compared to $7.70 million for the same period last year. Non-GAAP net income was $15.57 million, or $0.78 per diluted share, compared to $9.52 million, or $0.50 per diluted share, for the same period last year. See Other Supplemental Information for further discussion of non-GAAP measures.

Balance Sheet Information

•	Total deferred revenue as of December 31, 2008 was $42.85 million, compared to $34.96 million at December 31, 2007;

•	Cash flow from operations for the full year was $20.22 million, a 26% increase over the prior year;

•	Free cash flow for the full year was $20.36 million, a 38% increase over the prior year. See Other Supplemental Information for further discussion of non-GAAP measures;

•	404,960 shares of common stock were repurchased in the fourth quarter of 2008 under the stock repurchase program at an aggregate cost of $7.50 million.

Business Highlights

•	Added 235 net new subscription customers during the quarter compared to 213 net new subscription customers added during the same period last year and ended the fourth quarter of 2008 with 3,379 total active subscription customers;

•	Signed subscription agreements with new and existing customers including Bank of America, CB Richard Ellis, Cellular South, Equifax, Handwriting University, Ingersoll-Rand, Kohlberg, Kravis and Roberts, Major League Soccer, Muscular Dystrophy Association, Pet Sitters International, SanDisk, Volvo North America and Xerox Europe;

•	Announced a co-marketing initiative with Hewlett Packard to market PRWeb to the HP small and medium business communities;

•	Extended the distribution of the PRWeb platform to AOL Money & Finance;

•	Authorized a stock repurchase program under which up to $30 million of Vocus’ common stock may be repurchased from time to time in the open market in block transactions or otherwise;

•	Earned several corporate awards and distinctions including recognition by Deloitte as one of North America’s 500 fastest growing technology companies and inclusion in the Software 500, a ranking of the world’s largest software companies.

Guidance

Vocus is providing, for the first time, guidance for the first quarter and full year 2009 based on information as of February 3, 2009:

•	For the first quarter of 2009, revenue is expected to be in the range of approximately $20.4 million to $20.6 million. Non-GAAP EPS is expected to be in the range of $0.13 to $0.14 assuming an estimated non-GAAP weighted average 19.8 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 24%. Amortization of intangible assets and stock-based compensation, reflecting SFAS No. 123R, is expected to be $0.18 per share. GAAP EPS is expected to be in the range of $(0.05) to $(0.04) assuming an estimated weighted average 18.1 million basic and diluted shares outstanding;

•	For the full year of 2009, revenue is expected to be in the range of $88.5 million to $89.5 million. Non-GAAP EPS is expected to be in the range of $0.61 to $0.63 assuming an estimated non-GAAP weighted average 20.2 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 24%. Amortization of intangible assets and stock-based compensation, reflecting SFAS No. 123R, is expected to be $0.76 per share. GAAP EPS is expected to be in the range of $(0.15) to $(0.13) assuming an estimated weighted average 18.2 million basic and diluted shares outstanding. Free cash flow is expected to range from $19.5 million to $20.5 million. Our non-GAAP cash tax rate for 2009 is expected to be at 12%;

•	The guidance reflects the strengthening of the U.S. dollar which unfavorably impacts expected revenues by approximately $1.6 million for the full year 2009 assuming 2008 average foreign exchange rates. In addition, the guidance does not reflect the future impact, if any, of the stock repurchase program.

Conference Call Information

Vocus will discuss the financial results and business highlights of the fourth quarter and full year 2008 in a conference call at 4:30 p.m. ET, or 1:30 p.m. PT, today. Investors are invited to listen to a live audio web cast of the conference call through the Investor Relations section of the Company’s website at http://onlinepressroom.net/vocus/ir/webcast/. A replay of the webcast will be available approximately one hour after the conclusion of the call and will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until February 10, 2009 at 11:59 p.m. ET and can be accessed by dialing (888) 203-1112 or (719) 457-0820 and entering conference number 4507202.

About Vocus, Inc.

Vocus, Inc. (NASDAQ: VOCS) is a leading provider of on-demand software for public relations management. Our web-based software suite helps organizations of all sizes to fundamentally change the way they communicate with both the media and the public, optimizing their public relations and increasing their ability to measure its impact. Our on-demand software addresses the critical functions of public relations including media relations, news distribution and news monitoring. We deliver our solutions over the Internet using a secure, scalable application and system architecture, which allows our customers to eliminate expensive up-front hardware and software costs and to quickly deploy and adopt our on-demand software.  Vocus is used by over 3,300 organizations worldwide and is available in five languages.  Vocus is based in Lanham, MD with offices in North America, Europe and Asia.  For more information, please visit www.vocus.com or call (800) 345-5572.

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions.  This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Vocus, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31,	December 31,
	2007	2008
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$56,541	$65,429
Short-term investments	10,939	21,758
Accounts receivable, net	14,354	14,739
Current portion of deferred income taxes	––	394
Other current assets	1,957	3,340

Total current assets	83,791	105,660
Property, equipment and software, net	4,236	4,615
Intangible assets, net	8,628	5,906
Goodwill	17,090	17,090
Deferred income taxes, net of current portion	––	6,097
Other assets	498	611

Total assets	$114,243	$139,979

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$7,212	$5,273
Current portion of notes payable and capital lease obligations	233	185
Current portion of deferred revenue	34,333	41,775

Total current liabilities	41,778	47,233
Notes payable and capital lease obligations, net of current portion	102	188
Deferred income taxes	639	––
Other liabilities	89	71
Deferred revenue, net of current portion	631	1,079

Total liabilities	43,239	48,571
Commitments and contingencies
Stockholders’ equity:
Common stock	186	194
Additional paid-in capital	109,553	129,897
Treasury stock	(3,283)	(10,783)
Accumulated other comprehensive income (loss)	(60)	564
Accumulated deficit	(35,392)	(28,464)

Total stockholders’ equity	71,004	91,408

Total liabilities and stockholders’ equity	$114,243	$139,979

Vocus, Inc. and Subsidiaries
Consolidated Statements of Operations
(dollars in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2008	2007	2008
	(unaudited)	(unaudited)		(unaudited)
Revenues	$16,327	$20,615	$58,076	$77,520
Cost of revenues, including amortization of intangible assets of $30 for the three months ended December 31, 2007 and $120 and $71 for the year ended December 31, 2007 and 2008, respectively	2,937	3,915	10,922	14,675

Gross profit	13,390	16,700	47,154	62,845
Operating expenses:
Sales and marketing	7,574	9,644	26,548	35,140
Research and development	1,052	1,119	3,822	4,998
General and administrative	4,025	4,721	14,743	20,356
Amortization of intangible assets	705	553	2,862	2,651

Total operating expenses	13,356	16,037	47,975	63,145
Income (loss) from operations	34	663	(821)	(300)
Other income (expense):
Interest and other income	768	524	2,541	2,136
Interest expense	(7)	(6)	(47)	(27)

Income before provision (benefit) for income taxes	795	1,181	1,673	1,809
Provision (benefit) for income taxes	270	(268)	674	(5,119)

Net income	$525	$1,449	$999	$6,928

Net income per share:
Basic	$0.03	$0.08	$0.06	$0.38
Diluted	$0.03	$0.08	$0.05	$0.37
Weighted average shares outstanding used in computing per share amounts:
Basic	17,625,002	18,239,463	17,147,889	17,997,123
Diluted	19,184,725	18,523,210	18,267,020	18,958,500

Vocus, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2008	2007	2008
	(unaudited)	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$525	$1,449	$999	$6,928
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,115	1,017	4,462	4,543
Other non-cash charges, net	1,933	828	6,106	4,332
Changes in operating assets and liabilities	2,745	(306)	4,465	4,421

Net cash provided by operating activities	6,318	2,988	16,032	20,224
Cash flows from investing activities:
Net change in short-term investments	(4,411)	1,391	(7,569)	(10,771)
Purchases of property and equipment, net	(380)	(64)	(1,012)	(1,742)
Software development costs	––	(51)	(322)	(74)

Net cash provided by (used in) investing activities	(4,791)	1,276	(8,903)	(12,587)
Cash flows from financing activities:
Proceeds from public offering, net of costs	––	––	21,657	––
Purchases of common stock	––	(7,500)	––	(7,500)
Proceeds from exercise of stock options	393	180	1,598	7,226
Tax benefit from exercise of stock options	78	1,951	78	1,951
Payments on notes payable and capital lease obligations	(89)	(42)	(427)	(360)

Net cash provided by (used in) financing activities	382	(5,411)	22,906	1,317
Effect of exchange rate changes on cash and cash equivalents	(2)	(45)	––	(66)

Net increase (decrease) in cash and cash equivalents	1,907	(1,192)	30,035	8,888
Cash and cash equivalents, beginning of period	54,634	66,621	26,506	56,541

Cash and cash equivalents, end of period	$56,541	$65,429	$56,541	$65,429

Other Supplemental Information

We define non-GAAP income from operations as income from operations excluding amortization of acquired intangible assets and stock-based compensation. We define non-GAAP net income as net income excluding amortization of acquired intangible assets, stock-based compensation and the income tax benefit related to the reversal of a portion of the valuation allowance against deferred tax assets. Amortization of intangible assets recorded in connection with our acquisitions consist of non-compete agreements, trade names, purchased technology and customer relationships that are not expected to be replaced when fully amortized, as a depreciable tangible asset might.  Companies record stock-based compensation under SFAS No. 123R by applying varying valuation methodologies and subjective assumptions to different types of equity awards. The income tax benefit related to the reversal of a portion of the valuation allowance is a non-cash benefit that we do not consider part of our ordinary results of operations. Management uses non-GAAP income from operations and non-GAAP net income to evaluate operating performance, to determine incentive compensation and to prepare operating budgets and determine the appropriate levels of capital investments. Management believes the exclusion of amortization of acquired intangible assets, stock-based compensation under SFAS No. 123R and the income tax benefit related to the reversal of a portion of the valuation allowance allows management and investors to make meaningful comparisons between our operating results and those of other companies, as well as providing a consistent comparison of our relative historical financial performance. However, management believes that non-GAAP income from operations and non-GAAP net income are subject to material limitations since they may not be indicative of ongoing operating results.

We define free cash flow as cash flow from operations less net capital expenditures and capitalized software development costs plus tax benefits from stock-based compensation. Management considers free cash flow to be a liquidity measure which provides useful information to management and investors regarding our ability to generate cash from operations that is available for acquisitions and other investments. Management also uses free cash flow as a measure to evaluate performance and determine incentive compensation. Our definition of free cash flow may be different from definitions used by other companies.

Management compensates for the limitations in the use of non-GAAP financial measures by also utilizing GAAP financial measures and by providing investors with a detailed reconciliation between our GAAP and non-GAAP financial results. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in our SEC filings.

Vocus, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(dollars in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2008	2007	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
Income (loss) from operations	$34	$663	$(821)	$(300)
Amortization of intangible assets (including $30 in cost of revenues for the three months ended December 31, 2007 and $120 and $71 for the year ended December 31, 2007 and 2008, respectively)	735	553	2,982	2,722
Stock-based compensation	1,501	2,759	5,542	11,088

Non-GAAP income from operations	$2,270	$3,975	$7,703	$13,510

Reconciliation of GAAP net income to non-GAAP net income:
Net income	$525	$1,449	$999	$6,928
Amortization of intangible assets (including $30 in cost of revenues for the three months ended December 31, 2007 and $120 and $71 for the year ended December 31, 2007 and 2008, respectively)	735	553	2,982	2,722
Stock-based compensation	1,501	2,759	5,542	11,088
Effect of reversal of valuation allowance	––	(247)	––	(5,171)

Non-GAAP net income	$2,761	$4,514	$9,523	$15,567

Non-GAAP net income per share:
Non-GAAP diluted	$0.14	$0.23	$0.50	$0.78
Weighted average shares outstanding used in computing per share amounts:
Non-GAAP diluted	19,698,084	19,652,427	18,968,370	19,935,666
Reconciliation of GAAP diluted weighted average shares outstanding to non-GAAP diluted weighted average shares outstanding:
Diluted weighted average shares outstanding	19,184,725	18,523,210	18,267,020	18,958,500
Treasury stock effect on outstanding equity securities of SFAS No. 123R	513,359	1,129,217	701,350	977,166

Non-GAAP diluted weighted average shares outstanding	19,698,084	19,652,427	18,968,370	19,935,666

Supplemental information of stock-based compensation included in:
Cost of revenues	$139	$376	$581	$1,262
Sales and marketing	367	1,018	1,498	3,212
Research and development	150	230	548	769
General and administrative	845	1,135	2,915	5,845

Total stock-based compensation	$1,501	$2,759	$5,542	$11,088

Reconciliation of cash flow from operations to free cash flow:
Net cash provided by operating activities	$6,318	$2,988	$16,032	$20,224
Purchases of property and equipment, net	(380)	(64)	(1,012)	(1,742)
Software development costs	––	(51)	(322)	(74)
Tax benefit from exercise of stock options	78	1,951	78	1,951

Free cash flow	$6,016	$4,824	$14,776	$20,359